Exhibit 1.1

SUNSTONE HOTEL INVESTORS, INC.

(a Maryland corporation)

11,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: June 19, 2012

SUNSTONE HOTEL INVESTORS, INC.

(a Maryland corporation)

11,000,000 Shares of Common Stock

(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

June 19, 2012

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), confirms its agreement with Citigroup Global Markets Inc. (the “Underwriter”), with respect to the issue and sale by the Company and the purchase by the Underwriter of 11,000,000 shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 1,650,000 additional shares of Common Stock. The aforesaid 11,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 1,650,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company will contribute the net proceeds from the sale of the Securities to Sunstone Hotel Partnership, LLC (the “Operating Partnership”), and in exchange therefor, at the Closing Time referred to in Section 2(b) or any Date of Delivery referred to in Section 2(c), as applicable, the Operating Partnership will issue to the Company common units of limited partnership interest in the Operating Partnership (“Units)”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-171712) covering the public offering and sale of certain securities, including the Securities under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus in accordance with the provisions of Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”) is referred to as “Rule 430B Information.” Each preliminary prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to as the “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), represents and warrants, jointly and severally, to the Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time, and as of each Date of Delivery (if any), and agrees with the Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. At the time the Company or any person acting on its behalf (within the meaning for this clause only of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations. At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations. The Company has not received from the Commission any notice pursuant to Rule 401(g) of the 1933 Act Regulations objecting to the use of Form S-3. The initial effective date of the Original Registration Statement was not earlier than the date three years before the Applicable Time (as defined below).

(ii) Registration Statement, Prospectus and General Disclosure Package at Applicable Time. The Original Registration Statement and any post-effective amendment thereto have been declared effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Operating Partnership, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

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At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Statutory Prospectus (as defined below) nor the Prospectus nor any amendments or supplements to the Statutory Prospectus or Prospectus, as of the date of the Statutory Prospectus or Prospectus or any such amendment or supplement and, as so amended or supplemented at such time, at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto), each Statutory Prospectus and the Prospectus complied or will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus, Statutory Prospectus and the Prospectus used in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and attached to Schedule B hereto, (y) the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, and (z) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:30 p.m. (Eastern time) on June 19, 2012 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”) relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriter as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the Applicable Time, and (c) at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (which jurisdictions are set forth on Exhibit D attached hereto) in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not result in a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

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(v) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), which includes, without limitation, the Operating Partnership, Sunstone Hotel TRS Lessee, Inc., a Delaware corporation, Sunstone K9, LLC, a Delaware limited liability company, Sunstone Wharf, LLC, a Delaware limited liability company, One Park Boulevard, LLC, a Delaware limited liability company, Times Square Hotel Owner, LLC, a Delaware limited liability company, Sunstone Wharf, Lessee, Inc., a Delaware corporation, Sunstone K9 Lessee, Inc., a Delaware corporation, Sunstone Park Lessee, LLC, a Delaware limited liability company and Times Square Hotel Operating Lessee, LLC, a Delaware limited liability company, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation with the power and authority (corporate and otherwise) to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction (which jurisdictions are set forth on Exhibit D attached hereto) in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each of its subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or the Operating Partnership directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, none of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the annual report of the Company on Form 10-K for the year ended December 31, 2011, and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission.

(vi) Independent Accountants. Ernst & Young LLP, the accountants who have certified the financial statements and supporting schedules of the Company included in the Registration Statement, are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vii) Financial Statements. The financial statements and schedules, and any historical operating and financial data, including the notes thereto, filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus present fairly in all material respects the combined financial position of the entities presented therein, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and schedules have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis through the periods specified, except as may be expressly stated in the related notes thereto. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate

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operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or schedules or pro forma financial statements or schedules in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations or any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(viii) Absence Of Certain Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein: (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any change in the capital stock or members equity, as applicable, (except pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus) or material change in short-term debt or long-term debt of the Company or any of its subsidiaries.

(ix) Material Adverse Effect. Neither the Company nor any Significant Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, otherwise than as set forth or contemplated in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Effect.

(x) Capitalization. The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof under “Description of Our Capital Stock” and “Description of the Securities We May Offer” as set forth in the Prospectus. The shares of Common Stock outstanding prior to the issuance of the Securities to be issued by the Company hereunder, have been duly authorized and validly issued and are fully paid and non-assessable. None of the shares of capital stock outstanding prior to the issuance of the Securities to be issued by the Company hereunder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xii) Binding Obligation. Assuming due authorization, execution and delivery of this Agreement by the Underwriter, this Agreement is the legally valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating

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Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Company have been duly authorized and, when issued and delivered by the Company in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims and the issuance of such Securities will not be subject to any preemptive or similar right. The certificates to be used to evidence the Securities will be in substantially the form filed as an exhibit to the Registration Statement, and will, as of the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange Inc. (the “NYSE”). No holder of the Securities will be subject to personal liability solely by reason of being such a holder.

(xiv) Authorization of Common Stock Issuable Upon Conversion of Common Units. The shares of Common Stock issuable upon conversion of the membership interests of the Operating Partnership (“Common Units”), if applicable, have been duly and validly authorized by all necessary corporate action and such shares, when issued upon such conversion will be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights and will be free and clear of all liens, encumbrances, equities or claims.

(xv) Authorization of Common Units. As applicable, Common Units issued and outstanding at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) have been duly authorized and are validly issued and fully paid and conform to the description thereof contained in the Prospectus in all material respects. None of the Common Units were issued in violation of the preemptive or other similar rights of any securityholder in the Operating Partnership. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Units or other securities of the Operating Partnership.

(xvi) Operating Partnership Managing Member. The Company is the sole managing member of the Operating Partnership. The limited liability company agreement of the Operating Partnership and the aggregate percentage interests of the Company and the members in the Operating Partnership conform to the description set forth in the Prospectus.

(xvii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in (i) violation of its organizational documents, or (ii) default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement, franchise agreement, joint venture agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) to the extent that such default is disclosed in the Registration Statement and the Prospectus or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The issuance and sale of the Securities to be sold by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement and all other transactions herein contemplated by the Company or the Operating Partnership do not and will

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not: (A) conflict with, or result in any breach of, or constitute a default under nor constitute any event which (with notice, lapse of time, or both) would constitute a breach of or default or Repayment Event (as defined below) under (i) any provisions of the charter or bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) any provision of any license, lease, indenture, mortgage, deed of trust, loan, credit, operating agreement, property management agreement, franchise agreement, joint venture agreement or other agreement or instrument to which any of them is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iv) any decree, judgment or order applicable to the Company or any of its subsidiaries; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any of its subsidiaries, except in the case described in clause (B) of this sentence for liens, charges, claims and encumbrances in connection with certain indebtedness described in the financial statements referred to in Section 1(a)(vii) hereto. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xviii) Absence of Proceedings; Accuracy of Exhibits. There are no legal or governmental proceedings pending or, to the Company’s or the Operating Partnership’s knowledge, threatened to which the Company or any of its subsidiaries or any of their respective officers or directors is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) that are required to be described in the Registration Statement, the Prospectus or the documents incorporated therein and are not so described, or (ii) which might materially or adversely affect the consummation of the transactions contemplated in this Agreement. There are no affiliate transactions, off-balance sheet transactions, statutes, regulations, contracts, licenses, agreements, leases or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively “Intellectual Property”) necessary to carry on the business now operated by them, except such as the failure to own, possess or be able to acquire on reasonable terms would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental body or agency or body or any court is required for the execution, delivery, performance or consummation by each of the Company and the Operating Partnership of its obligations under this Agreement, except such consents, approvals, authorizations, orders, filings, qualifications or registration as (i) have been obtained and made under the 1933 Act, or (ii) as may be required by the securities or Blue Sky laws of the various states.

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(xxi) Absence of Manipulation. Neither the Company, the Operating Partnership, nor any of their affiliates has taken, nor will the Company, the Operating Partnership or any affiliate take, directly or indirectly, any action designed to or which constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Securities.

(xxii) Obligations to Issue Securities. Except for (A) the Common Stock, or other securities reserved for issuance in connection with the Company’s 2004 long-term incentive plan and senior management incentive plan described in the Prospectus, (B) the shares of Common Stock issuable upon conversion of currently outstanding shares of Series C Cumulative Convertible Redeemable Preferred Stock, and (C) the shares of Common Stock issuable upon conversion of currently outstanding shares of Series D Cumulative Redeemable Preferred Stock, no shares of capital stock are reserved for any purpose. Except as described in the immediately preceding sentence, there are no outstanding (x) securities of the Company or any of its subsidiaries convertible into or exchangeable for (at the election of the holder thereof) any capital stock, partnership interests, membership interests or other equity interests, as the case may be, in the Company or any of its subsidiaries, (y) options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or Preferred Stock or any other securities of the Company, or (z) obligations of the Company or any of its subsidiaries to issue any such securities, options, rights or warrants.

(xxiii) No Integration. There has been no sale, offer for sale, solicitation of an offer to buy or negotiation in respect of any security that would be integrated with the offering of the Securities in a manner that would require the registration of such securities under the 1933 Act.

(xxiv) Acquisition Closing. Neither the Company nor any of its subsidiaries has any presently pending acquisition or disposition transactions except as disclosed in the Prospectus.

(xxv) Acquisition Agreement. Neither the Company nor any of its subsidiaries has entered into any outstanding acquisition or disposition agreements except as disclosed in the Prospectus.

(xxvi) Possession of Licenses and Permits. Each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any subsidiary that would reasonably be expected to have a Material Adverse Effect.

(xxvii) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Prospectus as owned by them (the “Company Properties”), and good and marketable title to all personal

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property owned by them that is material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any Company Property, buildings and equipment held under lease by the Company and its subsidiaries and described in the Prospectus are held by them under valid, subsisting and enforceable leases (such leases, the “Company Leases”) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries is in default under any of the Company Leases, relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Company Properties that would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to have a Material Adverse Effect.

(xxviii) Title Insurance. The Company or its subsidiaries have either (i) an owner’s or leasehold title insurance policy, from a nationally recognized title insurance company licensed to issue such policy, on each Company Property that insures the fee or leasehold interest, as the case may be, in the Company Properties, which policies include only commercially reasonable exceptions, and with coverage in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s Properties are located, or (ii) one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the Company Properties with coverage, in the aggregate, equal to the maximum aggregate principal amount of indebtedness incurred by the Company or its subsidiaries and secured by the Company Properties.

(xxix) Code Compliance. Each of the Company Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Company Properties), except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change or other proceeding or action that would reasonably be expected to have a Material Adverse Effect.

(xxx) Environmental Laws. Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, U.S. federal, state and local laws, ordinances and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental

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Laws to conduct their respective businesses, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

The Company and the Operating Partnership have obtained Phase I Environmental Audits with respect to the Company Properties and, except as otherwise disclosed in the Prospectus or in the Phase I Environmental Audits and except to an extent that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) neither the Company nor the Operating Partnership has received any notice of, and neither has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or under common law, pertaining to Hazardous Materials (as hereinafter defined) on or originating from any of the Company Properties or arising out of the conduct of the Company and the Operating Partnership, including, without limitation, a claim under or pursuant to any Environmental Law; and (ii) neither the Company Property is included nor, to the Company’s or the Operating Partnership’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA by United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other governmental authority.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any Environmental Law or by any U.S. federal, state or local governmental authority having or claiming jurisdiction over the Company Properties and other assets described in the Prospectus.

(xxxi) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company or the Operating Partnership, is imminent; and the Company and the Operating Partnership are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect.

(xxxii) Loans. The Company and its subsidiaries are in compliance with all of their mortgage loans and all covenants therein, financial and otherwise, except for such failures to comply (i) as are disclosed in the Registration Statement or Prospectus, or (ii) that would not in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii) Property Improvement Plans. The Company and each of its subsidiaries is in compliance with all property improvement plans required by franchisors, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.

(xxxiv) Investment Company Act. Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

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(xxxv) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus, Registration Statement and General Disclosure Package.

(xxxvi) REIT Qualification. The Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operations will enable it to satisfy the requirements for such qualification and taxation as a REIT under the Code.

(xxxvii) Material Contracts. The Company and the Operating Partnership, as applicable, have not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to, described in or filed as an exhibit to the Registration Statement, including, without limitation, any ground lease, franchise agreement or management agreement with respect to the Company Property, and no such termination or non-renewal has been threatened by the Company or the Operating Partnership, as applicable, or, to the Company’s or the Operating Partnership’s knowledge, any other party to such contract or agreement.

(xxxviii) Internal Controls. The Company and each of its subsidiaries maintain a system of internal controls over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act Regulations) sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries are aware of no fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxix) Registration Rights. There are no persons with registration or other similar rights to have any securities included in the offering contemplated by the Prospectus.

(xl) Compliance with the Sarbanes-Oxley Act and Dodd-Frank Act. There is and has been no failure on the part of the Company or the Operating Partnership or subsidiaries or directors or officers of the Company or any of its subsidiaries, in their capacity as such, to comply in all material respects with any provision of (i) the Sarbanes-Oxley Act of 2002 and the rules and

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regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including, without limitation, Section 402 thereof related to loans, and Sections 302 and 906 thereof related to certifications, or (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated in connection therewith (the “Dodd-Frank Act”), including, without limitation, say on-pay and disclosure requirements.

(xli) Independent Directors. (i) The members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors of the Company are “independent directors” within the meaning of the listing standards and rules of the NYSE, and with respect to the Audit Committee, the Commission, (ii) all of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE, and (iii) at least one member of the Audit Committee is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K promulgated by the Commission.

(xlii) ERISA Liabilities. The Company and the Operating Partnership, as applicable, do not have, and does not anticipate incurring, any liabilities under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Code.

(xliii) Plan Assets. The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(xliv) Taxes. The Company and each of its subsidiaries have accurately prepared and timely filed all U.S. federal, state and other tax returns and extensions (“Returns”) that are required to be filed by each such entity and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges; all such Returns are true, correct and complete in all material respects; and all U.S. federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental authority (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by the Company or any of its subsidiaries or otherwise due and payable or claimed to be due and payable by any governmental authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, or (ii) would not have, or reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed. Neither the Company nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns, other than the extension of the statute of limitations period applicable to the U.S. federal income tax return of Sunstone Hotel TRS Lessee, Inc. and its subsidiaries for the taxable year ended December 31, 2008. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against the Company or any of its subsidiaries with regard to any Taxes or Returns of the Company or any of its subsidiaries, and no taxing authority has notified the Company or any of its subsidiaries in writing that it intends to investigate its Tax affairs, except for audits, other administrative proceedings, court proceedings, or investigations that would not have, or reasonably be expected to have, a Material Adverse Effect.

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(xlv) Proceeds. None of the proceeds received from the offering will be used to further any action in violation or contravention of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control.

(xlvi) No Relationships. No relationship, direct or indirect, exists between or among any of the Company and/or the Operating Partnership, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and/or the Operating Partnership, on the other hand, which is required pursuant to the 1933 Act and the 1933 Act Regulations to be described in the Prospectus which is not so described.

(xlvii) Registration of Securities. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and on or prior to the Closing Time the Securities shall have been approved for listing on the NYSE, subject to official notice of issuance.

(xlviii) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Regulations); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s Chief Executive Officer and its Principal Financial Officer to allow timely decisions regarding disclosure, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(xlix) Statistical and Market-Related Data. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate, and the Company has received any consents necessary to use such statistical and market-related data in the Prospectus.

(l) Management Letters. The Company has provided to the Underwriter all final management letters since January 1, 2007 from the Company’s auditors.

(li) Commission Comment Letters. There are no comments outstanding under any letters from the staff of the Commission relating to the Company’s filings with the Commission.

(lii) Other. There are no comments outstanding under any letters from the NYSE or the Financial Industry Regulatory Authority, Inc. (“FINRA”) relating to the Company.

(liii) Foreign Corrupt Practices Act. Neither the Company, the Operating Partnership, any significant subsidiary of the Company, nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on their behalf or any of their subsidiaries is aware of, or has taken, any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Operating Partnership and, to the knowledge of the Company and the Operating Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonably expected to continue to ensure continued compliance therewith.

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(liv) Money Laundering Laws. The operations of the Company, the Operating Partnership and each significant subsidiary of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any significant subsidiary of the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, the Operating Partnership, and each significant subsidiary of the Company is threatened.

(lv) OFAC. None of the Company, the Operating Partnership, any significant subsidiary of the Company nor, to the knowledge of the Company, the Operating Partnership and each significant subsidiary of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, the Operating Partnership or any significant subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company, the Operating Partnership and each significant subsidiary of the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(lvi) Transaction Involving the Wyndham Chicago Downtown. The statements in the Prospectus under the heading “Recent Developments,” insofar as they purport to describe or summarize the terms or provisions of the Real Estate Purchase Agreement, dated as of April 20, 2012, by and among Patriot Mortgage Borrower L.L.C, a Delaware limited liability company, Sunstone Saint Clair, LLC, a Delaware limited liability company, and, as to Sections 2(a)(vi), 4.9, 4.10, 4.11, 6.3, 6.4, 7.1, 7.2, 7.3, 8.3 and Article XIII (except Section 13.18) of the Real Estate Purchase Agreement only, Sunstone Hotel Investors, Inc., a Maryland corporation, as amended by the amendment letter, dated May 2, 2012, by and among Patriot Mortgage Borrower L.L.C., Sunstone Saint Clair, LLC and Sunstone Hotel Investors, Inc. (the “Wyndham Chicago Downtown Agreement”), are accurate descriptions or summaries in all material respects. The Wyndham Chicago Downtown Agreement has been duly authorized, executed and delivered by a subsidiary of the Company and is the legally valid and binding obligation of such subsidiary, enforceable against such subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof. The Wyndham Chicago Downtown Agreement has not been amended, modified or supplemented subsequent to April 20, 2012, other than pursuant to the amendment letter, dated May 2, 2012, described above.

(lvii) Contemplated Transaction Involving the Hilton Garden Inn Chicago Downtown/Magnificent Mile. The statements in the Prospectus under the heading “Recent Developments,” insofar as they purport to describe or summarize the terms or provisions of the Purchase and Sale Agreement, dated as of April 24, 2012, by and between HFP Hotel Owner I,

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LLC, a Delaware limited liability company and Sunstone East Grand, LLC, a Delaware limited liability company, as amended by the notice letter, dated as of June 9, 2012, by and between Sunstone East Grand, LLC and HFP Hotel Owner I, LLC (the “Hilton Garden Inn Chicago Agreement”), are accurate descriptions or summaries in all material respects. The Hilton Garden Inn Chicago Agreement has been duly authorized, executed and delivered by a subsidiary of the Company and is the legally valid and binding obligation of such subsidiary, enforceable against such subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof. The Hilton Garden Inn Chicago Agreement has not been amended, modified or supplemented subsequent to April 24, 2012, other than pursuant to the notice letter, dated as of June 19, 2012, described above. To the knowledge of the Company and the Operating Partnership as of the date hereof, there is no fact or circumstance relating to the Hilton Garden Inn Chicago which would cause the representations and warranties in this Section 1(a) to be untrue if the acquisition had been consummated as of the date hereof.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price per share of $10.42, the Initial Securities. The Company understands that the Underwriter proposes to make a public offering of the Securities at the initial price to public indicated on Schedule A.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 1,650,000 shares of Common Stock at the price per share of $10.42, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option, and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, the Underwriter will purchase that proportion of the total number of Option Securities then being purchased.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles CA 90071-1560, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

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In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter for account of the Underwriter of certificates for the Securities to be purchased by it.

(d) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object (unless such document is required to be filed within such period pursuant to the 1934 Act or 1934 Act Regulations). The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice

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of its intention to make any such filing from the Applicable Time to the Closing Time (and, if any Option Securities are purchased, through the Date of Delivery) and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object unless such document is required to be filed within such period pursuant to the 1934 Act or 1934 Act Regulations.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and conformed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act and the 1933 Act Regulations, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act and the 1933 Act Regulations to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriter such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriter may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) 1934 Act; Listing. The Company will use its best efforts to effect the registration of the securities under the 1934 Act and the listing of the Securities on the NYSE.

(j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act (other than a Registration Statement on Form S-8) with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, or (B) issuances of shares of Common Stock or Common Units by the Operating Partnership in connection with the acquisition of hotels and related assets, provided that the recipient of such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock shall enter into a lock-up agreement relating to such shares for a period expiring no earlier than 30 days after the date of the Prospectus.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1933 Act Regulations, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company will provide upon request a copy of such documents filed.

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(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m) Sarbanes-Oxley Act. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n) Annual Report. The Company will furnish to its stockholders within a one year period an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

(o) Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(p) Investment Company. The Company will take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an “investment company” as such term is defined under the Investment Company Act.

(q) REIT Qualification. The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2012, for taxation as a REIT under the Code.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, any Agreement among Underwriter and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses

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associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriter and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii) or Section 11 hereof, the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase the Initial Securities and the Option Securities, as the case may be, hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company has paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(a) of the 1933 Act Regulations and otherwise in accordance with Rule 457(o) of the 1933 Act Regulations.

(b) Opinion of Counsel for Company. At the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Underwriter shall have received the opinion, negative assurance letter and tax opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Company, in the form attached hereto as Exhibit A-1, A-2 and A-3. With respect to this section, Latham & Watkins LLP may state that its beliefs are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(c) Opinion of Special Maryland Counsel for the Company. At the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Underwriter shall have received the opinion, dated as of the Closing Time or the Date of Delivery, as applicable, of Venable LLP, special Maryland counsel for the Company, in the form attached hereto as Exhibit B.

(d) Opinion of Counsel for Underwriter. At the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Underwriter shall have received the opinion, dated as of the Closing Time or the Date of Delivery, as applicable, of O’Melveny & Myers LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter. With respect to this section, O’Melveny & Myers LLP may state that its beliefs are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

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(e) Officers’ Certificate. At the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, (i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating according any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the 1934 Act, (ii) any adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the earnings, assets, business affairs, business prospects, or operations of the Company and its subsidiaries, taken as a whole, or in the fee, ground lease, and mortgage interests, in the properties which the Company and its subsidiaries will own and/or operate as of the Closing Time or the Date of Delivery, as applicable, whether or not arising in the ordinary course of business, which would be material to the Company and its subsidiaries, taken as a whole, (iii) transactions or acquisitions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business which would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, (iv) any dividend or distribution of any kind, declared, paid or made by the Company on any class of its capital stock, or (v) any change in the capital stock of the Company or the issued and outstanding membership units of the Operating Partnership or any increase in indebtedness of Company or any of its subsidiaries or in the indebtedness encumbering the properties which the Company and its subsidiaries will own and/or operate as of the Closing Time or the Date of Delivery, as applicable, which would reasonably be expected to have a Material Adverse Effect, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time (and, if any Option Securities are purchased, such a certificate dated as of the Date of Delivery), to the effect that (a) the statements above are true and correct as of the Closing Time or the Date of Delivery, as applicable, (b) there has been no such material adverse change, (c) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time or the Date of Delivery, as applicable, (d) the Company has complied with all agreements hereunder and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time or the Date of Delivery, as applicable, and (e) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Underwriter shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) above, except that the specified date referred to shall be a date not more than three business days prior to Closing Time or the Date of Delivery, as applicable.

(h) Chief Financial Officer’s Certificate. At the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Underwriter shall have received a certificate signed by the Chief Financial Officer of the Company certifying as to the preparation, completeness and accuracy of certain financial and statistical data relating to the Company included in the Prospectus.

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(i) 1934 Act Registration; Approval of Listing. At the Closing Time, the Securities shall have been registered pursuant to Section 12(b) of the 1934 Act and approved for listing on the NYSE, subject only to official notice of issuance.

(j) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Lock-up Agreements. The Company shall have furnished to the Underwriter an agreement substantially in the form of Exhibit C hereto signed by each officer and director of the Company.

(l) Additional Documents. At the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of the Option Securities, on a Date of Delivery that is after the Closing Time, the obligation of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as applicable, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”), its selling agents, employees, officers and directors, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, Non-IFWP Road Show or the Prospectus (or any amendment or supplement thereto); it being understood and agreed that the only such information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, Non-IFWP Road Show or the Prospectus (or any amendment or supplement thereto): the last paragraph on the cover page concerning delivery of the Securities; the fifth paragraph of text under the caption “Underwriting” concerning the terms of the offering by the Underwriter; and the first and second sentences of the tenth paragraph of text and the third and fourth sentences under the eleventh paragraph of text under the caption “Underwriting” concerning certain stabilizing transactions by the Underwriter.

(b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, Non-IFWP Road Show or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly in writing to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Upon the request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the

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defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement of judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c), such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Underwriter’s Affiliates, selling agents, employees, officers and directors shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, the Underwriter’s officers, employees or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, or, in the case of a contemplated purchase of the Option Securities on a Date of Delivery that is after the Closing Time, the Underwriter may terminate its obligation to purchase the relevant Option Securities, in either case by notice to the Company, at any time at or prior to the Closing Time or such Date of Delivery (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market

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the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by the Underwriter. If the Underwriter shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), then this agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 6 and 7 shall remain in full force and affect. No action taken pursuant to this section shall relieve the Underwriter from liability if any, in respect of such default.

SECTION 11. Default by the Company. If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, with a copy to Citigroup Global Markets Inc. General Counsel, Fax: (212) 816-7912. Notices to the Company shall be directed to it at Sunstone Hotel Investors, Inc., 120 Vantis, Suite 350, Aliso Viejo, California 92656, attention of Kenneth E. Cruse, Fax: (949) 330-4090.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.

[Remainder of this page intentionally left blank]

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Very truly yours,

SUNSTONE HOTEL INVESTORS, INC.

By	/s/ Kenneth E. Cruse Title: President and Chief Executive Officer

SUNSTONE HOTEL PARTNERSHIP, LLC

By:	SUNSTONE HOTEL INVESTORS, INC.,

its Managing Member

By	/s/ Kenneth E. Cruse Title: President and Chief Executive Officer

[Remainder of this page intentionally left blank]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By /s/ Salvatore Takoushian Authorized Signatory

[Remainder of this page intentionally left blank]

SCHEDULE A

SUNSTONE HOTEL INVESTORS, INC.

11,000,000 Shares of Common Stock

(Par Value $0.01 Per Share)

1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be variable.

2. The Underwriter shall make a public offering of 11,000,000 shares of Common Stock.

Schedule A

SCHEDULE B

GENERAL USE FREE WRITING PROSPECTUS

None.

Schedule B

EXHIBIT A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Attached hereto]

Exhibit A-1-1

June [25], 2012

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special counsel to Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), in connection with the sale to you (the “Underwriter”) on the date hereof by the Company of [•] shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2011 (Registration No. 333-155101) (as so filed and as amended, the “Registration Statement”), (ii) a base prospectus, dated January 14, 2011, included as part of the Registration Statement (the “Base Prospectus”), (iii) a preliminary prospectus supplement, dated June 19, 2012 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), (iv) a prospectus supplement dated June 19, 2012 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) and (v) an underwriting agreement, dated June 19, 2012, among you, the Company and Sunstone Hotel Partnership, LLC (the “Operating Partnership”) (the “Underwriting Agreement”). The reports filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 5(b) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a) the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus and the Incorporated Documents;

(b) the agreements listed in Exhibit A hereto (the “Specified Agreements”); and

(c) such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company and the Operating Partnership in the Underwriting Agreement. We have not independently verified such factual matters.

Exhibit A-1-2

Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that those attorneys in the firm responsible for preparing this opinion, after consultation with attorneys of the firm who have performed substantive legal services for the Company and review of such documents in our possession as they consider appropriate, do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent inquiry to determine the accuracy of any such statement.

Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of California and the state of New York and, in numbered paragraphs 1, 3, 7, 8(iii) and 9 of this letter, the Delaware Limited Liability Company Act (the “DLLCA”), and numbered paragraphs 2, 6 and 8(iii) of this letter, the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of common stock. Various matters concerning the laws of the State of Maryland and various matters concerning the underwritten public offering of the Shares and other matters relating to the Company are addressed in the opinion of Venable LLP, Maryland counsel to the Company, which has been separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Operating Partnership is a limited liability company duly formed under the DLLCA with limited liability company power and authority to own its properties and to conduct its business as described in the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Operating Partnership is validly existing and in good standing under the laws of the State of Delaware.

2. Each of Sunstone Hotel TRS Lessee, Inc. (“TRS Lessee”), Sunstone Wharf Lessee, Inc. (“Wharf Lessee”) and Sunstone K9 Lessee, Inc. (“K9 Lessee”) is a corporation duly incorporated under the DGCL with corporate power and authority to lease its properties and to conduct its business as described in the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each of TRS Lessee, Wharf Lessee and K9 Lessee is validly existing and in good standing under the laws of the State of Delaware.

3. Each of Sunstone K9, LLC (“K9”), Sunstone Wharf, LLC (“Wharf”), One Park Boulevard, LLC (“One Park”), Times Square Hotel Owners, LLC (“Times”), Sunstone Park Lessee, LLC (“Sunstone Park”) and Times Square Hotel Operating Lessee, LLC (“Times Lessee”) is a limited liability company duly formed under the DLLCA with limited liability company power and authority to own its properties and to conduct its business as described in the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each of K9, Wharf, One Park, Times, Sunstone Park and Times Lessee is validly existing and in good standing under the laws of the State of Delaware.

4. With your consent, based solely on certificates from public officials, we confirm that each of the Operating Partnership, TRS Lessee, Times and Times Lessee is qualified to do business as a foreign limited liability company or corporation and in good standing in the State of New York.

5. With your consent, based solely on certificates from public officials, we confirm that each of the Company, the Operating Partnership, TRS Lessee and Sunstone Park is qualified to do business as a foreign limited liability company or corporation and in good standing in the State of California.

Exhibit A-1-3

6. All of the issued and outstanding shares of capital stock of (i) TRS Lessee have been duly authorized and validly issued and are held of record by the Operating Partnership and (ii) Wharf Lessee and K9 Lessee have been duly authorized and validly issued and are held of record by TRS Lessee.

7. All of the issued and outstanding membership interests of the Operating Partnership, K9, Wharf, One Park, Times, Sunstone Park and Times Lessee have been duly authorized and validly issued.

8. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you pursuant to the Underwriting Agreement do not on the date hereof:

(i) violate the charter or bylaws of the Company, TRS Lessee, Wharf Lessee and K9 Lessee or the limited liability company agreement of the Operating Partnership, K9, Wharf, One Park, Times, Sunstone Park and Times Lessee;

(ii) result in the breach of or a default under any of the Specified Agreements;

(iii) violate any federal, California or New York statute, rule or regulation applicable to the Company or the DLLCA applicable to the Operating Partnership or the DGCL applicable to TRS Lessee; or

(iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, California or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

9. The Operating Partnership has requisite limited liability company power to execute and deliver the Underwriting Agreement and perform its obligations thereunder. The Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership.

10. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on the date hereof we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act and the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act.

11. The Registration Statement at June 19, 2012, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

12. Each of the Incorporated Documents, as of its respective filing or effective date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Form 10-K, 10-Q and 8-K, and proxy statements under Regulation 14A, as the case may be under the Exchange Act and the rules and regulations of the Commission thereunder; and for Registration Statements on Form 8-A under the Act, and the rules and regulations of the Commission thereunder; it

Exhibit A-1-4

being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from such reports, proxy statement and registration statement. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

13. With your consent, based solely upon discussions with the Company, we do not know of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed, it being understood, however, that we express no view with respect to the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus.

14. The Company and the Operating Partnership are not, and immediately after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

15. The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

16. We confirm, based on performing internal procedures similar to those required for an audit inquiry, that we are not representing the Company or the Operating Partnership in any pending litigation in which it is a named defendant.

Our opinions set forth in paragraphs 8 and 9 are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. We express no opinion or confirmation as to federal or state securities laws (except as set forth in paragraphs 10, 11, 12, 14 and 15 as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice). With respect to the limited liability company agreements of the Operating Partnership, K9, Wharf, One Park, Times, Sunstone Park and Times Lessee, with your consent, we have assumed each is (i) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms, (ii) in full force and effect, and (iii) the entire agreement of the parties pertaining to the subject matter thereof.

Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, although certain of the Specified Agreements may be governed by other laws which differ from California law, (iii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.

Exhibit A-1-5

This letter is furnished only to you in your capacity as underwriter under the Underwriting Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

Exhibit A-1-6

EXHIBIT A

Specified Agreements

1.	Indenture, dated as of June 18, 2007, among Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc., certain subsidiaries of Sunstone Hotel Investors, Inc. and Wells Fargo Bank, National Association.

2.	First Supplemental Indenture, dated as of June 18, 2007, among Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc., certain subsidiaries of Sunstone Hotel Investors, Inc. and Wells Fargo Bank, National Association.

3.	Second Supplemental Indenture, dated as of June 27, 2007, among Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc., certain subsidiaries of Sunstone Hotel Investors, Inc. and Wells Fargo Bank, National Association.

4.	Third Supplemental Indenture, dated as of July 29, 2008, among Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc., certain subsidiaries of Sunstone Hotel Investors, Inc. and Wells Fargo Bank, National Association.

5.	Fourth Supplemental Indenture, dated as of May 20, 2009, among Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc., certain subsidiaries of Sunstone Hotel Investors, Inc. and Wells Fargo Bank, National Association.

6.	Registration Rights Agreement between Security Capital Preferred Growth Incorporated and Sunstone Hotel Investors, Inc., dated June 28, 2005.

7.	Master Agreement among Sunstone Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Sunstone Hotel TRS Lessee, Inc., dated October 20, 2004.

8.	Amended and Restated Loan Agreement, dated January 31, 2003, between the borrowers named therein and Bear Stearns Commercial Mortgage, Inc., as Lender.

9.	First Amendment to Amended and Restated Loan Agreement, dated February 25, 2003, between the borrowers named therein and LaSalle Bank National Association, as Trustee, in trust for the Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-West, as Lender.

10.	Credit Agreement, dated as of November 1, 2010, among Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc., each lender from time to time party thereto and Bank of America, N.A., as administrative agent and L/C issuer.

11.	Employment Agreement, dated as of October 26, 2004, between Sunstone Hotel Investors, Inc. and Robert A. Alter.

12.	Amendment to Employment Arrangements, dated as of March 19, 2007, between Sunstone Hotel Investors, Inc. and Robert A. Alter.

Exhibit A-1-7

13.	Amendment No. 2 to Employment Agreement, effective as of July 21, 2008, between Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and Robert A. Alter.

14.	Amendment No. 3 to Employment Agreement, effective as of December 31, 2008, between Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and Robert A. Alter.

15.	Amendment No. 4 to Employment Agreement, dated as of March 22, 2011, by and among Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and Robert A. Alter.

16.	Retirement Benefit Agreement, dated November 15, 1997, by and between Sunstone Hotel Investors, Inc. and Robert A. Alter.

17.	Amendment No. 1 to Retirement Benefit Agreement, dated December 27, 2006, by and between Sunstone Hotel Investors, Inc. and Robert A. Alter.

18.	Amendment No. 2 to Retirement Benefit Agreement, dated July 31, 2008, by and between Sunstone Hotel Investors, Inc. and Robert A. Alter.

19.	Amendment No. 3 to Retirement Benefit Agreement, effective as of December 31, 2008, by and between Sunstone Hotel Investors, Inc. and Robert A. Alter.

20.	Waiver Agreement, dated as of February 19, 2010, between Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and Robert A. Alter.

21.	Trust Under Retirement Benefit Agreement, dated July 31, 2008, Related to The Retirement Benefit Agreement with Robert A. Alter.

22.	Split-Dollar Agreement, dated November 15, 1997, by and between Sunstone Hotel Investors, Inc and Robert A. Alter.

23.	Stock Option Award Agreement, dated as of April 28, 2008, between Sunstone Hotel Investors, Inc. and Robert A. Alter.

24.	Separation Agreement and General Release of all Claims, dated December 17, 2010, between Arthur L. Buser, Jr., Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC.

25.	Employment Agreement, dated as of August 4, 2010, by and between Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and Kenneth E. Cruse.

26.	Amendment No. 1 to Employment Agreement, dated as of March 22, 2011, by and among Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and Kenneth E. Cruse.

27.	Employment Agreement, dated as of August 4, 2010, by and between Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and Marc A. Hoffman.

28.	Employment Agreement dated as of February 14, 2011 by and among Sunstone Hotel Investors, Inc., Sunstone Hotel Partnership, LLC and John Arabia.

Exhibit A-1-8

29.	Employment Offer Letter to Robert Springer, dated as of April 14, 2011.

30.	Termination and Change in Control Agreement, dated as of April 14, 2011, between Sunstone Hotel Investors, Inc. and Robert Springer.

31.	Loan Agreement, dated as of April 15, 2011, among One Park Boulevard, LLC as Borrower, Sunstone Park Lessee, LLC as Operating Lessee, Aareal Capital Corporation as Agent for the Lenders, and Aareal Capital Corporation as Lender.

32.	Loan Agreement, dated as of October 7, 2011, among Times Square Hotel Owner, LLC (as Borrower), Times Square Hotel Operating Lessee, LLC (as Operating Lessee), Eurohypo AG, New York Branch (as Agent for the Lenders), and Eurohypo AG, New York Branch and Aareal Capital Corporation (as Lenders).

33.	Purchase and Sale Agreement, dated as of April 24, 2012, by and between HFP Hotel Owner I, LLC and Sunstone East Grand, LLC.

34.	Real Estate Purchase Agreement, dated as of April 20, 2012, by and among Patriot Mortgage Borrower L.L.C, Sunstone Saint Clair, LLC and, as to Sections 2(a)(vi), 4.9, 4.10, 4.11, 6.3, 6.4, 7.1, 7.2, 7.3, 8.3 and Article XIII (except Section 13.18) of the Real Estate Purchase Agreement only, Sunstone Hotel Investors, Inc.

35.	Registration Rights Agreement, dated as of April 20, 2012, by and between Sunstone Hotel Investors, Inc., and Patriot Mortgage Borrower, L.L.C.

Exhibit A-1-9

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Attached hereto]

Exhibit A-2-1

June [25], 2012

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Re: Sunstone Hotel Investors, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), in connection with the sale to you (the “Underwriter”) on the date hereof by the Company of [•] shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2011 (Registration No. 333-171712) (as so filed and as amended, the “Registration Statement”), (ii) a base prospectus, dated January 14, 2011, included as part of the Registration Statement (the “Base Prospectus”), (iii) a preliminary prospectus supplement, dated June 19, 2012 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), (iv) the Pricing Information Annex attached as Exhibit A hereto (the “Pricing Information Annex”), (v) a prospectus supplement dated June 19, 2012 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) and (vi) an underwriting agreement, dated June 19, 2012, among you, the Company and Sunstone Hotel Partnership, LLC (the “Underwriting Agreement”). The reports filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 5(b) of the Underwriting Agreement.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex or the Prospectus (or the Incorporated Documents) and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Exhibit A-2-1

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, at the time it became effective on June 19, 2012, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of June 19, 2012 (together with the Incorporated Documents at that date), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents.

This letter is furnished only to you in your capacity as underwriter under the Underwriting Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT

Exhibit A-2-2

EXHIBIT A

Pricing Information Annex

Offering price: Variable.

Exhibit A-2-3

EXHIBIT A-3

FORM OF TAX OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Attached hereto]

Exhibit A-3-1

June [25], 2012

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Re:	Sunstone Hotel Investors, Inc.

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 5(b) of the Underwriting Agreement dated June 19, 2012 (the “Underwriting Agreement”) by and among Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), and you (the “Underwriter”), with respect to the sale by the Company and the purchase by the Underwriter of [•] shares of common stock of the Company, par value $0.01 per share.

You have requested our opinion concerning certain of the federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). This opinion is based on various facts and assumptions concerning the business, assets and governing documents of the Company, Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), and their subsidiaries, including the facts set forth in (i) the registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on January 14, 2011 (File No. 333-171712) (as so filed and as amended as of the date hereof, the “Registration Statement”), (ii) the base prospectus dated January 14, 2011 (the “Base Prospectus”), (iii) the preliminary prospectus supplement dated June 19, 2012 (the “Preliminary Prospectus Supplement”),(iv) the final prospectus supplement dated June 19, 2012 (the “Final Prospectus Supplement” and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”), and (v) the Underwriting Agreement. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company, the Operating Partnership and their subsidiaries with respect to certain factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”).

In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Exhibit A-3-1

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations, it is our opinion that:

1. Commencing with its taxable year ending December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

2. The statements in the Base Prospectus under the heading, “U.S. Federal Income Tax Considerations,” as supplemented by the statements in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “Supplemental Material United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Prospectus, Registration Statement or Officer’s Certificate may affect the conclusions stated herein. As described in the Prospectus, the Company’s qualification and taxation as a REIT depends upon the Company’s ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements.

This opinion is rendered only to you and is solely for your benefit in connection with the transaction described above. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you.

Very truly yours, DRAFT

Exhibit A-3-2

EXHIBIT B

FORM OF OPINION OF SPECIAL MARYLAND COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(c)

[Attached hereto]

Exhibit B-1

[FORM OF OPINION]

June [25], 2012

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Re:	Sunstone Hotel Investors, Inc.

Ladies and Gentlemen:

We have acted as Maryland counsel to Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising from the sale of up to 12,650,000 shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company (including up to 1,650,000 Shares issuable pursuant to the option described in Section 2(b) of the Underwriting Agreement) pursuant to the Underwriting Agreement, dated as of June 19, 2012 (the “Underwriting Agreement”), by and among the Company, Sunstone Hotel Partnership, LLC, a Delaware limited liability company, and Citigroup Global Markets Inc. (the “Underwriter”). This firm did not participate in the negotiation or drafting of the Underwriting Agreement.

This opinion is being delivered to you at the Company’s request pursuant to Section 5(c) of the Underwriting Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Underwriting Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement on Form S-3 (File No. 333-171712) relating to the Shares, and all amendments thereto (the “Registration Statement”), substantially in the form transmitted to the United States Securities and Exchange Commission (the “Commission”) for filing pursuant to the Securities Act of 1933, as amended (the “1933 Act”), including the prospectus, dated January 14, 2011, the preliminary prospectus supplement, dated June 19, 2012, and the prospectus supplement, dated June 19, 2012, relating to the Shares (collectively, the “Prospectus”), in the form in which it was transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act;

2. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “10-K”), as incorporated by reference into the Prospectus;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Bylaws of the Company, as amended and restated (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company dated as of a recent date;

Exhibit B-2

6. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof (the “Resolutions”), relating to, among other things, (a) the sale, registration and issuance of the Shares, (b) the authorization of the execution, delivery and performance by the Company of the Underwriting Agreement, and (c) the issuance of 119,190,653 shares of Common Stock, 7,050,000 shares of 8.0% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), of the Company, 4,102,564 shares of Series C Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), of the Company and 4,600,000 shares of 8.0% Series D Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”), of the Company that are issued and outstanding as of March 31, 2012 (collectively, the “Outstanding Shares”), certified as of the date hereof by an officer of the Company;

7. The form of certificate representing shares of Common Stock (the “Certificate”), certified as of the date hereof by an officer of the Company;

8. The Underwriting Agreement;

9. A certificate executed by an officer of the Company dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Outstanding Shares have not been issued or transferred in violation of any restriction or limitation contained in the Charter. The Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

Exhibit B-3

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services on behalf of the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland, and is in good standing with the SDAT. The Company has the corporate power to own its properties and conduct its business as described in the Prospectus under the caption “Summary – Sunstone Hotel Investors, Inc.” and in the 10-K under the caption “Business – Our Company.”

2. The authorized stock of the Company conforms as to legal matters to the description thereof in the Prospectus as set forth under the caption “Description of Our Capital Stock.” As of the date hereof, the Company has an authorized capitalization of 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”), including 13,000,000 shares of Series A Preferred Stock, 4,102,564 shares of Series C Preferred Stock and 4,600,000 shares of Series D Preferred Stock. The Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights arising under the Charter, the Bylaws or the Maryland General Corporation Law (“MGCL”).

3. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to any preemptive or similar rights arising under the Charter, the Bylaws or the MGCL.

4. The Company has the corporate power to enter into and perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated therein. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5. The execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, and the consummation by the Company of the transactions contemplated thereby, including the sale and issuance of the Shares by the Company, do not and will not (i) violate or conflict with the MGCL, (ii) conflict with, or result in a breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) the Charter or the Bylaws or (iii) so far as is known to us, result in any violation of any order or decree of any court of the State of Maryland, or of any rule or regulation of any governmental agency or authority of the State of Maryland, in each case, issued pursuant to the MGCL and applicable to the properties, assets or business owned, or proposed to be owned, by the Company as described in the Prospectus. We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

6. The Shares conform as to legal matters, in all material respects, to the description thereof contained in the Prospectus under the caption “Description of Our Capital Stock – Common Stock.”

7. The Certificate complies in all material respects with all applicable statutory requirements under the MGCL and with any applicable requirements under the Charter and Bylaws.

Exhibit B-4

8. The statements set forth in (i) the Prospectus under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Description of Our Capital Stock,” (ii) the 10-K under the caption “Risk Factors – Risks Related to Our Organization and Structure” and (iii) the Registration Statement in Item 15, insofar as such statements purport to summarize certain provisions of Maryland law and the Charter and the Bylaws, constitute accurate summaries thereof in all material respects.

9. So far as is known to us, no consent, approval, authorization, order of or qualification with any court or governmental agency or authority of the State of Maryland (other than as may be required under Maryland securities, blue sky or real estate syndication laws, as to which no opinion is expressed) is required to be obtained by the Company under the MGCL in connection with the offering, issuance or sale of the Shares under the Underwriting Agreement, except for such as have been obtained or waived, if any.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that the Underwriting Agreement provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 5 above is based upon our consideration of only those orders or decrees of any court of the State of Maryland or those rules or regulations of any governmental agency or authority of the State of Maryland, if any, which, in our experience, are normally applicable to the transactions of the type referred to in such paragraph. Our opinion expressed in paragraph 9 above is based upon our consideration of only those consents, approvals, authorizations, orders of or qualifications with any court or governmental agency or authority of the State of Maryland, if any, which, in our experience, are normally applicable to the transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit and the benefit of the Underwriter. Accordingly, this opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Latham & Watkins LLP, counsel to the Company, and O’Melveny & Myers LLP, counsel to the Underwriter, who may rely on this opinion as if it were addressed to them on the date hereof for purposes of delivering their opinions pursuant to the Underwriting Agreement) without, in each instance, our prior written consent.

Very truly yours,

Exhibit B-5

EXHIBIT C

[FORM OF LOCK-UP FROM DIRECTORS AND OFFICERS PURSUANT TO SECTION 5(k)]

June 19, 2012

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Re:	Proposed Public Offering by Sunstone Hotel Investors, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), understands that Citigroup Global Markets Inc. (the “Underwriter”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company providing for the public offering (“Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 30 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (except as set forth below), or file or make any demand for the filing of, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided, that in the case of any transactions relating to shares of Common Stock or other securities acquired in open market transactions pursuant to clause (a), no filing by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; provided, further, that in the case of any transfer or distribution pursuant to clauses (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence.

Exhibit C-1

Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by the preceding sentence shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Underwriter shall consent in writing to an earlier termination of such restrictions, except that such extension will not apply if, within three business days prior to the 15th day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Securities are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by the Underwriter during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension).

Very truly yours,

Name:
Title:

Exhibit C-2

EXHIBIT D

LIST OF GOOD STANDING JURISDICTIONS

Name of Entity	Jurisdiction of Organization or Formation	Jurisdiction of Foreign Qualification
Sunstone Hotel Investors, Inc.	Maryland	California Florida Texas
Sunstone Hotel Partnership, LLC	Delaware	California Florida Illinois Maryland Michigan Minnesota New York Oregon Pennsylvania Texas Utah Virginia Washington, DC
Sunstone Hotel TRS Lessee, Inc.	Delaware	California Illinois Michigan Minnesota New York Oregon Pennsylvania Utah Virginia
Sunstone K9, LLC	Delaware	Washington, D.C.
Sunstone Wharf, LLC	Delaware	Massachusetts
One Park Boulevard, LLC	Delaware	California
Times Square Hotel Owner, LLC	Delaware	New York
Sunstone Wharf Lessee, Inc.	Delaware	Massachusetts
Sunstone K9 Lessee, Inc.	Delaware	Washington, D.C.
Sunstone Park Lessee, LLC	Delaware	California
Times Square Hotel Operating Lessee, LLC	Delaware	New York

Exhibit D-1